                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM 8-K



                                CURRENT REPORT
                     FILED PURSUANT TO SECTION 13 OR 15(D)
                                      OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 1997



                        CMG INFORMATION SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       DELAWARE                          0-22846                     04-2921333
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)      (IRS EMPLOYER
INCORPORATION)                                                 IDENTIFICATION
                                                               NO.)



   100 BRICKSTONE SQUARE ANDOVER, MA                              01810

   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (508) 684-3600

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   ITEM 5  OTHER EVENTS.
   ---------------------

     Pursuant to a stock purchase agreement entered into as of December 10, 1996 between CMG Information Services, Inc. ("CMG") and Microsoft Corporation ("Microsoft"), CMG sold 470,477 shares of its common stock (the "CMG Shares") to Microsoft on January 31, 1997, representing 4.9% of CMG's total outstanding shares of common stock following the sale. The CMG Shares were priced at $14.50 per share, with proceeds to CMG totaling $6,821,917. The CMG Shares purchased by Microsoft are not registered under the Securities Act of 1933 and carry a one year prohibition on transfer or sale. Under the terms of the agreement and following the one-year period, Microsoft is entitled to two demand registration rights as well as piggy back registration rights. Additionally, Microsoft is subject to "stand still" provisions, whereby it is prohibited for a period of three years, without the consent of CMG, (i) from increasing its ownership in CMG above ten percent of CMG's outstanding shares, (ii) from exercising any control or influence over CMG, and (iii) from entering into any voting agreement with respect to its CMG Shares.

   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
   ---------------------------------------------------------------------------

No financial statements or pro forma financial information are filed as a part of this report. The exhibit filed as part of this report is listed in the
Exhibit index hereto.



Exhibit
  No.                            Description
-------                          -----------

99.1 CMG Stock Purchase Agreement dated as of December 10, 1996 by and between CMG Information Services, Inc. and Microsoft Corporation.
               Schedule 2.1 is omitted. The Registrant hereby undertakes to furnish supplementally a copy of Schedule 2.1 to the Commission upon request.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         CMG INFORMATION SERVICES, INC.
                                              (Registrant)



                                         /s/ Andrew J. Hajducky III
                                         ---------------------------
February 13, 1997                        Andrew J. Hajducky III, CPA
                                         Chief Financial Officer, Treasurer

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